UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 07, 2021

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 7, 2021, the Company held its 2021 Annual Meeting of Stockholders. For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement dated April 16, 2021. Below are the final voting results.
Proposal No. 1 - Election of Directors
Stockholders elected the director nominees listed below to serve as members of the Company’s Board of Directors. The voting results for each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David Maher	60,294,026	10,508,926	1,294,480
Yoon Soo (Gene) Yoon	59,233,643	11,569,309	1,294,480
Jennifer Estabrook	58,606,476	12,196,476	1,294,480
Gregory Hewett	70,428,794	374,158	1,294,480
Sean Sullivan	69,570,981	1,231,971	1,294,480
Steven Tishman	70,391,959	410,993	1,294,480
Walter Uihlein	57,625,875	13,177,077	1,294,480
Keun Chang (Kevin) Yoon	59,069,804	11,733,148	1,294,480

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,048,199	1,019,174	30,059	n/a

Proposal No. 3 - Non-Binding Vote to Approve Executive Compensation
Stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers for fiscal year 2020. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
70,584,881	124,017	94,054	1,294,480

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Thomas Pacheco
Name:	Thomas Pacheco
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: June 9, 2021